UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: June 29, 2016

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918
(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place
Suite 700
Atlanta, GA 30346	30346
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On June 29, 2016, Cotiviti Holdings, Inc. (the “Company”) completed the sale (the “Sale”) of an additional 436,038 shares of its common stock, par value $0.001 per share (“Common Stock”), to the underwriters of its initial public offering at the public offering price of $19.00 per share pursuant to the partial exercise of the overallotment option granted to the underwriters in connection with the Company’s initial public offering.  The Company received $7.7 million of net proceeds from the Sale.  Following the Sale, the Company has 90,170,462 shares of Common Stock outstanding.

On June 30, 2016, the Company used the net proceeds from the Sale and cash on hand to repay $21.1 million of outstanding borrowings under its existing second lien credit facility maturing on May 14, 2022.  Following the repayment, $28.9 million remains outstanding under the second lien credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI HOLDINGS, INC.

By:	/s/ JONATHAN OLEFSON
	Name:	Jonathan Olefson
	Title:	Senior Vice President, General Counsel and Secretary

Date: June 30, 2016